UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30 ,2020

INTERNET SCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1180 Avenue of the Americas, 8th Floor
New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

212-880 3750

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report))

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 8.01 Other Events.

The issuer will be unable to file its 2019 10K report by the timely due date of 3/30/20 and therefore request an extension for late filing by May 14,2020. Our request for an extension of time relies upon [Release No. 34-88465 / March 25, 2020] ORDER UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934 MODIFYING EXEMPTIONS FROM THE REPORTING AND PROXY DELIVERY REQUIREMENTS FOR PUBLIC COMPANIES. Our office is in New York City at the heart of the Coved 19 Outbreak and have been on a stay at home order for our Governor for weeks so far and our CPA firm is in Jersey City, NJ, a city in the Tri-State most affected area (NY, NJ. CT) and due to limited staff, was not able to deliver timely completed financial statements for audit.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET SCIENCES INC.

	By	/s/ Lynda Chervil
	Name:	Lynda Chervil
	Title:	President, Chief Executive Officer (Principal Executive Officer) and Director
Date: March 30, 2020